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                                                                    EXHIBIT 10.2


                              DIVERSA CORPORATION
                           AMENDED AND RESTATED 1994
             EMPLOYEE INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                        AS AMENDED ON DECEMBER 13, 1999


    SECTION 1.     PURPOSES.

         The purposes of the Plan are (a) to recognize and compensate selected Employees of the Company and its Subsidiaries who contribute to the development and success of the Company and its Subsidiaries; (b) to maintain the competitive position of the Company and its Subsidiaries by attracting and retaining key Employees; and (c) to provide incentive compensation to such key Employees based upon the Company's performance, as measured by the appreciation in Common Stock. The Plan is intended to comply with the conditions and requirements for employee benefit plans under Rule 16b-3, as amended effective May 1, 1991, promulgated under Section 16 of the Exchange Act. The Options issued pursuant to the Plan are intended to constitute either Incentive Stock Options, or non-qualified stock options, as determined by the Committee, or the Board if no Committee has been appointed, at the time of Award. The type of Options Awarded will be specified in the Option Agreement between the Company and the Optionee. The terms of this Plan shall be incorporated into the Option Agreement to be executed by the Optionee.

    SECTION 2.     DEFINITIONS.

         (a) "Award" shall mean a grant of Options to an Employee pursuant to the provisions of this Plan. Each separate grant of Options to an Employee and each group of Options which matures on a separate date is treated as a separate Award.

         (b) "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

         (c) "Change of Control" shall mean the happening of an event, which shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company, or (iii) the date the stockholders of the Company (or the Board, if stockholder action is not required) and the stockholders of the other constituent corporations (or their respective boards of directors, if and to the extent that stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's voting capital stock immediately prior to the merger or consolidation will have at least 50% of the ownership of voting capital stock of the surviving corporation immediately after the merger or consolidation (on a fully diluted basis), which voting

                                       1.
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capital stock is to be held in the same proportion (on a fully diluted basis) as such holders' ownership of voting capital stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange
Act), other than (A) the Company, or (B) any of its Subsidiaries, or (C) any of the holders of the capital stock of the Company, as determined on the date that this Plan is adopted by the Board, or (D) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (E) any Affiliate (as such term is defined in Rule 405 promulgated under the Securities Act) of any of the foregoing, shall have acquired beneficial ownership of, or shall have acquired voting control over more than 50% of the outstanding shares of the Company's voting capital stock (on a fully diluted basis), unless the transaction pursuant to which such person, entity or group acquired such beneficial ownership or control resulted from the original issuance by the Company of shares of its voting capital stock and was approved by at least a majority of directors who shall have been either members of the Board on the date that this Plan is adopted by the Board or members of the Board for at least twelve (12 ) months prior to the date of such approval, or (v) the first day after the date of this Plan when directors are elected such that there shall have been a change in the composition of the Board such that a majority of the Board shall have been members of the Board for less than twelve (12) months, unless the nomination for election of each new director who was not a director at the beginning of such twelve (12) month period was approved by a vote of at least sixty percent (60%) of the directors then still in office who were directors at the beginning of such period, or (vi) the date upon which the Board determines (in its sole discretion) that based on then current available information, the events described in clause (iv) are reasonably likely to occur.

         (d)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) "Committee" shall mean the Committee appointed by the Board in accordance with Section 4(a) of the Plan, if one is appointed, in which event the Committee shall possess the power and authority of the Board.

         (f)  "Company" shall mean Diversa Corporation, a Delaware corporation.

         (g) "Common Stock" shall mean common stock of the Company, $. 001 par value per share.

         (h) "Disinterested Person" shall have the meaning set forth in Rule 16(b)-3(c)(2)(i), as amended effective May 1, 1991 or thereafter, promulgated under Section 16 of the Exchange Act.

         (i) "Disability" or "Disabled" shall mean the inability of an Optionee to perform his or her normal employment duties for the Company, its Parent, any of its Subsidiaries or its successors, as the case may be, resulting from a mental or physical illness, impairment or any other similar occurrence which can be expected to result in death or which has lasted or can be expected to last for a period of twelve (12) consecutive months, as determined by the Board.

                                       2.
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         (j)  "Employee" shall mean any person, including officers and directors, employed by the Company, its Parent, any of its Subsidiaries or its successors. The payment of directors' fees by the Company, its Parent, any of its Subsidiaries or its successors, as the case may be, shall not be sufficient to constitute employment. Additionally, solely for purposes of determining those persons eligible under the Plan to be recipients of Awards of Options, which Options shall be limited to non-qualified stock options, and not for the purpose of affecting the status of the relationship between such person and the Company, the term "Employee" shall include independent contractors of and consultants to the Company.

         (k) "Exchange Act" shall mean The Securities Exchange Act of 1934, as amended.

         (l) "Fair Market Value" shall mean the fair market value of a share of Common Stock, as determined pursuant to Section 8 hereof.

         (m) "Incentive Stock Option" shall mean an Option which is an incentive stock option within the meaning of Section 422 of the Code.

         (n) "Option" shall mean an Incentive Stock Option or a non-qualified stock option to purchase Shares that is Awarded pursuant to the Plan.

         (o) "Option Agreement" shall mean a written agreement substantially in the form of Exhibit A, or such other form or forms as the Board (subject to the terms and conditions of this Plan) may from time to time approve evidencing and reflecting the terms of an Option.

         (p)  "Optionee" shall mean an Employee to whom an Option is Awarded.

         (q) "Parent" shall mean a "parent corporation" whether now or hereafter existing, as defined in Sections 424(e) and (g) of the Code.

         (r) "Plan" shall mean the Diversa Corporation. 1994 Employee Incentive and Non-qualified Stock Option Plan, as amended from time to time.

         (s) "Pool" shall mean the pool of shares of Common Stock subject to the Plan, as described and set forth in Section 6 hereof.

         (t) "Securities Act" shall mean The Securities Act of 1933, as amended.

         (u) "Shares" shall mean shares of Common Stock contained in the Pool, as adjusted in accordance with Section 9 of the Plan.

         (v) "Stock Purchase Agreement" shall mean an agreement substantially in the form attached hereto as Exhibit B, or such other form as the Board (subject to the terms and conditions of this Plan) may from time to time approve, which an Optionee shall be required to execute as a condition of purchasing Shares upon the exercise of an Option.

                                       3.
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         (w)  "Subsidiary" shall mean a subsidiary corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

    SECTION 3.     PARTICIPATION.

         Participants in the Plan shall be selected by the Board from the Employees (including Employees who also may be members of the Board) of the Company, its Parent and its Subsidiaries or their successors. The Board may make Awards at any time and from time to time to Employees. Any Award may include or exclude any Employee, as the Board shall determine in its sole discretion.

    SECTION 4.     ADMINISTRATION.

         (a) PROCEDURE. The Plan shall be administered by the Board. Members of the Board who are eligible for Options or have been Awarded Options may vote on any matters affecting the administration of the Plan or the Award of any Options pursuant to the Plan, except that no such member shall act upon the Award of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or Committee during which action is taken with respect to the Award of Options to him.

         The Board may at any time appoint a Committee consisting of not less than two persons to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Members of the Committee shall serve for such period of time as the Board may determine. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. In the event the Company has a class of equity securities registered under Section 12 of the Exchange Act and unless the Board determines otherwise, from the effective date of such registration until six months after the termination of such registration, all Awards of Options to eligible officers or directors of the Company shall be made solely by the Board, only if each member is a Disinterested Person, or, otherwise, by a Committee of two or more directors, each of whom is a Disinterested Person.

         (b) POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board or its Committee shall have the authority, in its discretion: (i) to Award Options; (ii) to determine, upon review of relevant information and in accordance with Section 8 of the Plan, the Fair Market Value per Share; (iii) to determine the exercise price of the Options to be Awarded in accordance with Sections 7 and 8 of the Plan; (iv) to determine the Employees to whom, and the time or times at which, Options shall be Awarded, and the number of Shares to be subject to each Option; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to determine the terms and provisions of each Option Awarded under the Plan, each Option Agreement and each Stock Purchase Agreement (which need not be identical with the terms of other Options, Option Agreements and Stock Purchase Agreements) and, with the consent of the Optionee, to modify or amend an outstanding Option, Option Agreement or Stock Purchase Agreement; (vii) to accelerate the vesting or exercise date of any Option; (viii) to determine whether any Optionee will be required to execute a stock repurchase agreement or other

                                       4.
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agreement as a condition to the exercise of an Option, and to determine the terms and provisions of any such agreement (which need not be identical with the terms of any other such agreement) and, with the consent of the Optionee, to amend any such agreement; (ix) to interpret the Plan or any agreement entered into with respect to the Award or exercise of Options; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the Award of an Option previously Awarded by the Board or to take such other actions as may be necessary or appropriate with respect to the Company's rights pursuant to Options or agreements relating to the Award or exercise thereof; and
(xi) to make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan.

         (c) EFFECT OF THE BOARD'S OR COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Board or the Committee shall be final and binding with respect to all Options and Optionees.

         (d) LIMITATION OF LIABILITY. Notwithstanding anything herein to the contrary (with the exception of Section 3 1 hereof), no member of the Board or of the Committee shall be liable for any good faith determination, act or failure to act in connection with the Plan or any Option Awarded hereunder.

    SECTION 5.     ELIGIBILITY.

         Options may be Awarded only to Employees. An Employee who has been Awarded an Option, if he or she is otherwise eligible, may be Awarded additional Options.

    SECTION 6.     STOCK SUBJECT TO THE PLAN.

         Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares which may be Awarded and sold under the Plan is Eight Million Three Hundred Ninety Thousand (8,390,000) Shares (collectively, the "Pool"). Options Awarded from the Pool may be either Incentive Stock Options or non-qualified stock options, as determined by the Board. If an Option should expire or become unexercisable for any reason without having been exercised in full, or, if Shares are subsequently repurchased by the Company, the unpurchased or repurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, return to the Plan and become available for future Award under the Plan.

    SECTION 7.     TERMS AND CONDITIONS OF OPTIONS.

         Each Option Awarded pursuant to the Plan shall be authorized by the Board and shall be evidenced by an Option Agreement in such form as the Board may from time to time determine. Each Option Agreement shall incorporate by reference all other terms and conditions of the Plan, including the following terms and conditions:

         (a) NUMBER OF SHARES. The number of Shares subject to the Option, which may include fractional Shares.

                                       5.
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         (b)  OPTION PRICE.  The price per Share payable on the exercise of any
Option which is an Incentive Stock Option shall be stated in the Option Agreement and shall be no less than the Fair Market Value per share of the Common Stock on the date such Option is Awarded, without regard to any restriction other than a restriction which will never lapse. Notwithstanding the foregoing, if an Option which is an Incentive Stock Option shall be Awarded under this Plan to any Employee who, at the time of the Award of such Option, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company (or its Parent or Subsidiaries), the price per Share payable upon exercise of such Option shall be no less than 110 percent (110%)of the Fair Market Value of the stock on the date such Option is Awarded. The price per Share payable on the exercise of an Option which is a non-qualified stock option shall be at least $. 01 per Share and shall be stated in the Option Agreement.

         (c) CONSIDERATION. The consideration to be paid for the Shares to be issued upon the exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory notes or shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment permitted under any laws to which the Company is subject and which is approved by the Board. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

              (1) If the consideration for the exercise of an Option is a promissory note, it may, in the discretion of the Board, be either full recourse or nonrecourse and shall bear interest at a per annum rate which is not less than the applicable federal rate determined in accordance with Section 1274(d) of the Code as of the date of exercise. In such an instance the Company may retain the Shares purchased upon the exercise of the Option in escrow as security for payment of the promissory note.

              (2) If the consideration for the exercise of an Option is the surrender of previously acquired and owned shares of Common Stock, the Optionee will be required to make representations and warranties satisfactory to the Company regarding his title to the shares of Common Stock used to effect the purchase, including without limitation, representations and warranties that the Optionee has good and marketable title to such shares of Common Stock free and clear of any and all liens, encumbrances, charges, equities, claims, security interests, options or restrictions, and has full power to deliver such shares of Common Stock without obtaining the consent or approval of any person or governmental authority other than those which have already given consent or approval in a manner satisfactory to the Company. The value of the shares of Common Stock used to effect the purchase shall be the Fair Market Value of such shares of Common Stock on the date of exercise as determined by the Board in its sole discretion, exercised in good faith.

         (d) FORM OF OPTION. The Option Agreement will state whether the Option Awarded is an Incentive Stock Option or a non-qualified stock Option, and will constitute a binding determination as to the form of Option Awarded.

                                       6.
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         (e)  EXERCISE OF OPTIONS.  Any Option Awarded hereunder shall be exercisable at such times and under such conditions as may be determined by the Board and as shall be permissible under the terms of the Plan, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

              An Option may be exercised in accordance with the provisions of this Plan as to all or any portion of the Shares then exercisable under an Option from time to time during the term of the Option. An Option may not be exercised solely for a fraction of a Share.

              An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal executive office in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company, accompanied by an executed Stock Purchase Agreement and any other agreements required by the terms of the Plan and/or Option Agreement. Full payment may consist of such consideration and method of payment allowable under Section 7 of the Plan. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Option is exercised, except as provided in Section 9 of the Plan.

              As soon as practicable after any proper exercise of an Option in accordance with the provisions of the Plan, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which the Option shall have been exercised. The time of issuance and delivery of the certificate(s) representing the Shares for which the Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any applicable listing requirements of any national or regional securities exchange or any law or regulation applicable to the issuance or delivery of such Shares.

              Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for Award under the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (f)  TERM AND VESTING OF OPTIONS.

              (1) Notwithstanding any other provision of this Plan, no Option shall be (A) Awarded under this Plan after ten (10) years from the date on which this Plan is adopted by the Board, or (B) exercisable more than ten (10) years from the date of Award; provided, however, that if an Incentive Stock Option shall be Awarded under this Plan to any Employee who, at the time of the Award of such Option, owns stock possessing more than 10% of the total combined voting power for all classes of the stock of he Company (or its Parent or Subsidiaries), the foregoing clause (B) shall be deemed modified by substituting "five (5) years" for the term "ten (10) years" that appears therein.

                                       7.
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              (2)  No Option Awarded to any Optionee shall be treated as an
Incentive Stock Option, to the extent such Option would cause the aggregate Fair Market Value of all Shares with respect to which Incentive Stock Options are exercisable by such Optionee for the first time during any calendar year (determined as of the date of Award of each such Option) to exceed $100,000.
For purposes of determining whether an Incentive Stock Option would cause such aggregate Fair Market Value to exceed the $100,000 limitation, such Incentive Stock Options shall be taken into account in the order Awarded. For purposes of this subsection, Incentive Stock Options include all incentive stock options under all plans of the Company and its Parent and Subsidiaries that are incentive stock option plans within the meaning of Section 422 of the Code. Options Awarded hereunder shall mature and become exercisable in whole or in part, in accordance with such vesting schedule as the Board shall determine, which schedule shall be stated in the Option Agreement. Options may be exercised in any order elected by the Optionee whether or not the Optionee holds any unexercised Options under this Plan or any other plan of the Company.

         (g)  TERMINATION OF OPTIONS.

              (1) Unless sooner terminated as provided in this Plan, each Option shall be exercisable for the period of time as shall be determined by the Board and set forth in the Option Agreement, and shall be void and unexercisable thereafter.

              (2) Except as otherwise provided herein or in the Option Agreement, upon the termination of the Optionee's employment or other relationship with the Company for any reason, Options exercisable on the date of termination of employment or such other relationship shall be exercisable by the Optionee (or in the case of the Optionee's death subsequent to termination of employment or such other relationship, by the Optionee's executor(s) or administrator(s)) for a period of three (3) months from the date of the Optionee's termination of employment or such other relationship.

              (3) Upon the Disability or death of an Optionee while in the employ of or engagement by the Company, Options held by such Optionee which are exercisable on the date of Disability or death shall be exercisable for a period of twelve (12 ) months commencing on the date of the Optionee's Disability or death, by the Optionee or his legal guardian or representative or, in the case of death, by his executor(s) or administrator(s); provided, however, that if such disabled Optionee shall commence any employment or engagement during such one (1) year period with or by a competitor of the Company (including, but not limited to, full or part-time employment or independent consulting work), as determined solely in the judgment of the Board, all Options held by such Optionee which have not yet been exercised shall terminate immediately upon the commencement thereof.

              (4) Options may be terminated at any time by agreement between the Company and the Optionee.

         (h) FORFEITURE. Notwithstanding any other provision of this Plan, if the Optionee's employment or engagement is terminated for "cause" (as such term is defined in the Optionee's employment agreement or invention and non-disclosure agreement with the

                                       8.
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Company, but if the Optionee is not a party to any such agreement, then, as such term is defined in the Stock Purchase Agreement) or if the Board makes a determination that the Optionee (i) has engaged in any type of disloyalty to the Company, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his employment or engagement, or (ii) has been convicted of a felony or (iii) has disclosed trade secrets or confidential information of the Company or has breached a non-competition agreement with the Company, all unexercised Options shall terminate upon the earlier of the date of termination of employment or engagement for "cause" or the date of such a finding. In the event of such a finding, in addition to immediate termination of all unexercised Options, the Optionee shall forfeit all Shares for which the Company has not yet delivered share certificates to the Optionee and the Company shall refund to the Optionee the Option purchase price paid to it. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in forfeiture.

    SECTION 8.     DETERMINATION OF FAIR MARKET VALUE OF COMMON STOCK.

         (a) Except to the extent otherwise provided in this Section 8, the Fair Market Value of a share of Common Stock shall be determined by the Board in its sole discretion.

         (b) Notwithstanding the provisions of Section 8(a), in the event that shares of Common Stock are traded in the over-the-counter market, the Fair Market Value of a share of Common Stock shall be the mean of the bid and asked prices for a share of Common Stock on the relevant valuation date as reported in THE WALL STREET JOURNAL (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotations ("NASDAQ") System), as applicable or, if there is no trading on such date, on the next trading date. In the event shares of Common Stock are listed on a national or regional securities exchange or traded through NASDAQ/NMS, the Fair Market Value of a share of Common Stock shall be the closing price for a share of Common Stock on the exchange or on NASDAQ/NMS, as reported in THE WALL STREET JOURNAL on the relevant valuation date, or if there is no trading on that date, on the next trading date.

    SECTION 9.     ADJUSTMENTS.

         (a) Subject to required action by the stockholders, if any, the number of Shares as to which Options may be Awarded under this Plan and the number of Shares subject to outstanding Options and the option prices thereof shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Common Stock of the Company resulting from stock splits, reverse stock splits, stock dividends, reclassifications and recapitalizations.

         (b) No fractional Shares shall be issuable on account of any action aforesaid, and the aggregate number of Shares into which Shares then covered by the Option, when changed as the result of such action, shall be reduced to the number of whole Shares resulting from such action, unless the Board, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional Shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

                                       9.
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    SECTION 10.    RIGHTS AS A STOCKHOLDER.

         The Optionee shall have no rights as a stockholder of the Company and shall not have the right to vote nor receive dividends with respect to any Shares subject to an Option until such Option has been exercised and a certificate with respect to the Shares purchased upon such exercise has been issued to him.

    SECTION 11.    TIME OF AWARDING OPTIONS.

         The date of Award of an Option shall, for all purposes, be the date on which the Board makes the determination Awarding such Option. Notice of the determination shall be given to each Employee to whom an Option is so Awarded within a reasonable time after the date of such Award.

    SECTION 12.    MODIFICATION, .EXTENSION AND RENEWAL OF OPTION.

         Subject to the terms and conditions of the Plan, the Board may modify, extend or renew an Option, or accept the surrender of an Option (to the extent not theretofore exercised). Notwithstanding the foregoing, (a) no modification of an Option which adversely affects the Optionee shall be made without the consent of the Optionee, and (b) no Incentive Stock Option may be modified, extended or renewed if such action would cause it to cease to be an "incentive stock option" within the meaning of Section 422 of the Code.

    SECTION 13.    PURCHASE FOR INVESTMENT AND OTHER RESTRICTIONS.

         The issuance of Shares on the exercise of an Option shall be conditioned on obtaining such appropriate representations, warranties, restrictions and agreements of the Optionee as set forth in the applicable Stock Purchase Agreement. Among other representations, warranties, restrictions and agreements, the Optionee shall represent and agree that the purchase of Shares under the applicable Option Agreement shall be for investment, and not with a view to the public resale or distribution thereof, unless the Shares subject to the Option are registered under the Securities Act and the transfer or sale of such Shares complies with all other laws, rules and regulations applicable thereto. Unless the Shares are registered under the Securities Act, the Optionee shall acknowledge that the Shares purchased on exercise of the Option are not registered under the Securities Act and may not be sold or otherwise transferred unless the Shares have been registered under the Securities Act in connection with the sale or other transfer thereof, or that counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such Shares is exempt from registration under the Securities Act, and unless said sale or transfer is in compliance with all other applicable laws, rules and regulations, including all applicable federal and state securities laws, rules and regulations. Additionally, the Shares, when issued upon the exercise of an Option, shall be subject to other transfer restrictions, rights of first refusal and rights of repurchase as set forth in or incorporated by reference into the applicable Stock Purchase Agreement. The certificates representing the Shares shall contain the following legend:

                                      10.

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO DIVERSA CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS. MOREOVER, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND RESTRICTED BY THE PROVISIONS OF A CERTAIN STOCK PURCHASE AND RESTRICTION AGREEMENT BETWEEN DIVERSA CORPORATION AND THE STOCKHOLDER, A COPY OF WHICH AGREEMENT WILL BE FURNISHED BY DIVERSA CORPORATION UPON WRITTEN REQUEST AND WITHOUT CHARGE, AND ALL OF THE PROVISIONS OF SUCH AGREEMENT ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE.

    SECTION 14.    TRANSFERABILITY.

         No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of the Optionee, his Options shall be exercisable only by him, or, in the event of his legal incapacity or Disability by his legal guardian or representative.

    SECTION 15.    OTHER PROVISIONS.

         The Option Agreement and Stock Purchase Agreement may contain such other provisions as the Board in its discretion deems advisable and which are not inconsistent with the provisions of this Plan, including, without limitation, restrictions upon or conditions precedent to the exercise of the Option.

    SECTION 16.    CHANGE OF CONTROL PROVISIONS.

    (A) ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER. In the event of a Change of control, then any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar Options (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection 16(a) for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar Options for those outstanding under the Plan, then with respect to Options held by Optionees whose Continuous Service (as defined below) has not terminated, the vesting of such Options (and, if applicable, the

                                      11.

time during which such Options may be exercised) shall be accelerated in full, and the Options shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised (if applicable) prior to such event.

    (B) SPECIAL ACCELERATION PROVISIONS. Notwithstanding any other provisions of this Plan to the contrary, if (i) a Change of control occurs and (ii) within one (1) month prior to the date of such Change of control or thirteen (13) months after the date of such Change of control the Continuous Service of a Optionee terminates due to an involuntary termination (not including death or Disability) without Cause (as defined below) or due to a Constructive Termination (as defined below), then the vesting and exercisability of all Options held by such Optionee shall be accelerated; provided, however, that if such potential acceleration of the vesting and exercisability of Options would cause a contemplated Change of control transaction that would otherwise be eligible to be accounted for as a "pooling-of-interests" transaction to become ineligible for such accounting treatment under generally accepted accounting principles as determined by the Company's independent certified public accountants (the "Accountants") prior to the in Control, such acceleration shall not occur.

    "CONTINUOUS SERVICE" means that the Optionee's service with the Company or a parent or subsidiary of the Company within the meaning of 424(e) and (f), respectively (an "Affiliate"), as an Employee, is not interrupted or terminated. The Optionee's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders service to the Company or an Affiliate as an Employee or a change in the entity for which the Optionee renders such service, provided that there is no interruption or termination of the Optionee's Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

    "CAUSE" means the occurrence of any of the following (and only the following): (i) conviction of the terminated Optionee of any felony involving fraud or act of dishonesty against the Company or its Affiliates; (ii) conduct by the terminated Optionee which, based upon good faith and reasonable factual investigation and determination of the Company (or, if the terminated Optionee is an Officer, of the Board), demonstrates gross unfitness to serve; or (iii) intentional, material violation by the terminated Optionee of any statutory or fiduciary duty of the terminated Optionee to the Company or its Affiliates. In addition, if the terminated Optionee is not an Officer, Cause also shall include poor performance of the terminated Optionee's services for the Company or its Affiliates as determined by the Company following (A) written notice to the Optionee describing the nature of such deficiency and (b) the Optionee's failure to cure such deficiency within thirty (30) days following receipt of the such written notice.

    "CONSTRUCTIVE TERMINATION" means the occurrence of any of the following events or conditions: (i) (A) a change in the Optionee's status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from the Optionee's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a

                                      12.

Change of control (as defined in subsection 2(c)) or at any time thereafter; (B) the assignment to the Optionee of any duties or responsibilities which are inconsistent with the Optionee's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change of control or at any time thereafter; or (C) any removal of the Optionee from or failure to reappoint or reelect the Optionee to any of such offices or positions, except in connection with the termination of the Optionee's Continuous Service for Cause, as a result of the Optionee's Disability or death or by the Optionee other than as a result of Constructive Termination; (ii) a reduction in the Optionee's annual base compensation or any failure to pay the Optionee any compensation or benefits to which the Optionee is entitled within five (5) days of the date due; (iii) the Company's requiring the Optionee to relocate to any place outside a forty (40) mile radius of the Optionee's current work site, except for reasonably required travel on the business of the Company or its Affiliates which is not materially greater than such travel requirements prior to the Change of control; (iv) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Optionee was participating at any time within ninety (90) days preceding the date of a Change of control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Optionee, or (B) provide the Optionee with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Optionee was participating at any time within ninety (90) days preceding the date of a Change of control or at any time thereafter; (v) any material breach by the Company of any provision of an agreement between the Company and the Optionee, whether pursuant to this Plan or otherwise, other than a breach which is cured by the Company within fifteen (15) days following notice by the Optionee of such breach; or (vi) the failure of the Company to obtain an agreement, satisfactory to the Optionee, from any successors and assigns to assume and agree to perform the obligations created under this Plan.

    (C) PARACHUTE PAYMENTS. In the event that the acceleration of the vesting and exercisability of the Options provided for in subsection 16(b) and benefits otherwise payable to a Optionee (i) constitute "parachute payments" within the meaning of Section 280G of the Code, or any comparable successor provisions, and
(ii) but for this subsection would be subject to the excise tax imposed by
Section 4999 of the Code, or any comparable successor provisions (the "Excise Tax"), then such Optionee's benefits hereunder shall be either

              (I)  provided to such Optionee in full, or

              (II) provided to such Optionee as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Optionee, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and such Optionee otherwise agree in writing, any determination required

                                      13.

under this subsection shall be made in writing in good faith by the Accountants. In the event of a reduction of benefits hereunder, the Optionee shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this subsection, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Company and the Optionee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this subsection. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this subsection.

         If, notwithstanding any reduction described in this subsection, the IRS determines that the Optionee is liable for the Excise Tax as a result of the receipt of the payment of benefits as described above, then the Optionee shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Optionee challenges the final IRS determination, a final judicial determination, a portion of the payment equal to the "Repayment Amount." The Repayment Amount with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Optionee's net after-tax proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in the Optionee's net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Optionee shall pay the Excise Tax.

         Notwithstanding any other provision of this subsection 16(c), if (i) there is a reduction in the payment of benefits as described in this subsection,
(ii) the IRS later determines that the Optionee is liable for the Excise Tax, the payment of which would result in the maximization of the Optionee's net after-tax proceeds (calculated as if the Optionee's benefits had not previously been reduced), and (iii) the Optionee pays the Excise Tax, then the Company shall pay to the Optionee those benefits which were reduced pursuant to this subsection contemporaneously or as soon as administratively possible after the Optionee pays the Excise Tax so that the Optionee's net after-tax proceeds with respect to the payment of benefits is maximized.

         If the Optionee either (i) brings any action to enforce rights pursuant to this subsection 16(c), or (ii) defend any legal challenge to his or her rights hereunder, the Optionee shall be entitled to recover attorneys' fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that in the event such action is commenced by the Optionee, the court finds the claim was brought in good faith.

    SECTION 17.    AMENDMENT OF THE PLAN.

         Insofar as permitted by law and the Plan, the Board may from time to time suspend, terminate or discontinue the Plan or revise or amend it in any respect whatsoever with respect to any Shares at the time not subject to an Option; provided, however, that without

                                      14.

approval of the stockholders, no such revision or amendment may change the aggregate number of Shares for which Options may be Awarded hereunder, change the designation of the class of Employees eligible to receive Options or decrease the price at which Options may be Awarded.

         Any other provision of this Section 17 notwithstanding (with the exception of Section 31 hereof), the Board specifically is authorized to adopt any amendment to this Plan deemed by the Board to be necessary or advisable to assure that the Incentive Stock Options or the non-qualified stock Options available under the Plan continue to be treated as such, respectively, under all applicable laws.

    SECTION 18.    APPLICATION OF FUNDS.

         The proceeds received by the Company from the sale of Shares pursuant to the exercise of Options shall be used for general corporate purposes.

    SECTION 19.    NO OBLIGATION TO EXERCISE OPTION.

         The Awarding of an Option shall impose no obligation upon the Optionee to exercise such Option.

    SECTION 20.    APPROVAL OF STOCKHOLDERS.

         This Plan shall become effective on the date that it is adopted by the Board; provided, however, that it shall become limited to a non-qualified stock option plan if it is not approved by the holders of a majority of the Company's outstanding voting stock within one year (365 days) of its adoption by the Board. The Board may Award Options hereunder prior to approval of the Plan or any material amendments thereto by the holders of a majority of the Company's outstanding voting stock; provided, however, that any and all Options so Awarded automatically shall be converted into non-qualified stock options if the Plan is not approved by such stockholders within 365 days of its adoption or material amendment.

    SECTION 21.    CONDITIONS UPON ISSUANCE OF SHARES.

         (a) Options Awarded under the Plan are conditioned upon the Company obtaining any required permit or order from appropriate governmental agencies, authorizing the Company to issue such Options and Shares issuable upon the exercise thereof.

         (b) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (c) As a condition to the exercise of an Option, the Board may require the person exercising such Option to execute an agreement with, and/or may require the person

                                      15.

exercising such Option to make any representation and/or warranty to, the Company as may be, in the judgment of counsel to the Company, required under applicable law or regulation, including but not limited to a representation and warranty that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is appropriate under any of the aforementioned relevant provisions of law.

    SECTION 22.    RESERVATION OF SHARES.

         The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         The Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorization in order to issue and sell such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction the requisite authorization(s) deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any Shares hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    SECTION 23.    STOCK OPTION AND STOCK PURCHASE AGREEMENTS.

         Options shall be evidenced by an Option Agreement in such form or forms as the Board shall approve from time to time. Upon the exercise of an Option, the Optionee shall sign and deliver to the Company a Stock Purchase Agreement in such form or forms as the Board shall approve from time to time.

    SECTION 24.    TAXES, FEES, EXPENSES AND WITHHOLDING OF TAXES.

         (a) The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the Award of Options and/or the issue and transfer of Shares pursuant to the exercise thereof, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

         (b) The Award of Options hereunder and the issuance of Shares pursuant to the exercise thereof is conditioned upon the Company's reservation of the right to withhold in accordance with any applicable law, from any compensation or other amounts payable to the Optionee, any taxes required to be withheld under federal, state or local law as a result of the Award or exercise of such Option or the sale of the Shares issued upon exercise thereof. To the extent that compensation or other amounts, if any, payable to the Optionee is insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Optionee (or such other person entitled herein to exercise the Option), as a condition of the

                                      16.

exercise of an Option, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the Company's satisfaction of its withholding obligations under federal, state and local law.

    SECTION 25.    NOTICES.

         Any notice to be given to the Company pursuant to the provisions of this Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to an Optionee shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Option Agreement, or at such other address as such Optionee or his or her permitted transferee (upon the transfer of the Shares) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Optionee and each permitted transferee holding Shares purchased upon exercise of an Option to provide the Secretary of the Company, by letter mailed as provided herein, with written notice of his or her direct mailing address.

    SECTION 26.    NO ENLARGEMENT OF EMPLOYEE RIGHTS.

         This Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for or a condition of the employment or service of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ or service of the Company, its Parent, any Subsidiary or a successor corporation, or to interfere with the right of the Company or any such corporation to discharge or retire any Employee thereof at any time. No Employee shall have any right to or interest in Options authorized hereunder prior to the Award thereof to such Employee, and upon such Award he shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Certificate of Incorporation, as the same may be amended from time to time.

    SECTION 27.    INFORMATION TO OPTIONEES.

         The Company, upon request, shall provide without charge to each Optionee copies of such annual and periodic reports as are provided by the Company to its stockholders generally.

    SECTION 28.    AVAILABILITY OF PLAN.

         A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him to any eligible person making reasonable inquiry concerning it.

                                      17.

    SECTION 29.    INVALID PROVISIONS.

         In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

    SECTION 30.    APPLICABLE LAW.

         This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

    SECTION 31.    BOARD ACTION.

         Notwithstanding anything to the contrary set forth in this Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with this Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, shall be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required pursuant to (i) the Company's Certificate of Incorporation (as the same may be amended and/or restated from time to time), (ii) the Company's Bylaws (as the same may be amended and/or restated from time to time), and (iii) any agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

                         ADOPTION AND APPROVAL OF PLAN

         Date Plan adopted by Board:              October 12, 1994

         Date Plan approved by Stockholders:      December 20, 1994

         Effective Date of Plan:                  October 12, 1994

                               AMENDMENTS TO PLAN

Date of approval by Board of Amendment to Plan
increasing the Pool to Eight Hundred Thousand
(800,000) Shares:                                       December 15, 1994

Date of approval by Board of Amendment to Plan
increasing the Pool to One Million Forty Thousand
1,040,000) Shares:                                      January 27, 1995

                                      18.

Date of approval by Stockholders of Amendment to
Plan increasing the Pool to One Million Forty
Thousand (1,040,000) Shares:                              March 7, 1995


Date of approval by Board of Amendment to Plan
increasing the Pool to One Million One Hundred
Forty Thousand (1,140,000) Shares:                      November 22, 1995

Date of approval by Board of Amendment to Plan
increasing the Pool to One Million Seven Hundred
Ninety Thousand (1,790,000) Shares:                       March 28, 1996

Date of approval by Board of Amendment to Plan
increasing the Pool to Three Million Two Hundred
Ninety Thousand (3,290,000) Shares:                         May 2, 1996

Date of approval by Stockholders of Amendment to
Plan increasing the Pool to Three Million Two
Hundred Ninety Thousand (3,290,000) shares:                 May 6, 1996

Date of approval by Board of Amendment to Plan
increasing the Pool to Three Million Three Hundred
Ninety Thousand (3,390,000) Shares:                         May 16, 1996

Date of approval by Stockholders of Amendment to
Plan increasing the Pool to Three Million Three
Hundred Ninety Thousand (3,390,000) Shares:                 July 15, 1996

Date of approval by Board of modification of the
definition of "cause" in Section 7(h):                      August 14, 1996

Date of approval by Board of Amendment to Plan        [MINUTES NOT PROVIDED TO
increasing the Pool to Eight Million Three Hundred    PH&S BOARD --PLEASE CHECK
Ninety Thousand (8,390,000) Shares:                   MINUTES TO CONFIRM DATE]

Date of approval by Stockholders of Amendment to      [THE WRITTEN CONSENT WAS
Plan increasing the Pool to Eight Million Three       FORWARDED TO COOLEY,
Hundred Ninety Thousand (8,390,000) Shares:           GODWARD, BUT HAD NOT BEEN
                                                      DATED PENDING RECEIPT OF
                                                      SIGNATURES OF CERTAIN
                                                      PREFERRED
Date of approval by Board of Amendment and
Restatement of the Plan                                  December 13, 1999

                                      19.